UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 6, 2013
MARLIN BUSINESS SERVICES CORP.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The Registrant issued a press release on November 6, 2013, announcing its results of operations for the third quarter ended September 30, 2013.  A copy of the press release is being furnished as Exhibit 99.1 to this report.

The information in this Current Report, including the Exhibit hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On November 6, 2013, the Registrant announced that George D. Pelose is retiring from his position as Executive Vice President and Chief Operating Officer of Marlin Business Services Corp. (the “Company”), but will remain with the Company through at least January 15, 2014 in order to ensure a smooth transition.  Also on November 6, 2013, Edward R. Dietz, the Company’s current Vice President and General Counsel, was appointed as Vice President of Administration and will add the Business Operations, Asset Recovery, Human Resources and Insurance functions to his existing reporting lines, which include the Legal and Compliance functions.  Daniel P. Dyer, the Company’s Chief Executive Officer, will assume reporting responsibility for the Company’s Credit Underwriting and Portfolio Management functions.

A copy of the press release announcing the Company’s management realignment is attached as Exhibit 99.2 hereto.

(e) In connection with Mr. Pelose’s retirement, the Company and Mr. Pelose have entered into an amendment, dated November 6, 2013 (the “2013 Amendment”) to Mr. Pelose’s employment agreement with the Company, dated as of October 14, 2003 and amended on May 19, 2006 and December 31, 2008 (as amended, the “Employment Agreement”).  Under the 2013 Amendment, Mr. Pelose’s employment with the Company will terminate between January 15, 2014 and March 31, 2014, with the exact date of termination to be mutually agreed upon by Mr. Pelose and the Company (the “Separation Date”).  Further, effective upon the Separation Date, all outstanding equity awards held by Mr. Pelose will become fully vested and Mr. Pelose will have two years from the Separation Date to exercise his outstanding stock options.  In addition, the 2013 Amendment clarifies that Mr. Pelose’s retirement on the Separation Date will be treated as a termination “without cause” or resignation “for good reason” for purposes of determining the severance benefits payable to Mr. Pelose.  All other material terms, including the amount of severance benefits payable under the Employment Agreement, remain unchanged.  A copy of the 2013 Amendment is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Amendment 2013-1 to Employment Agreement dated as of November 6, 2013 between Marlin Business Services Corp. and George D. Pelose.

99.1	Press Release issued by Marlin Business Services Corp. on November 6, 2013 in connection with Item 2.02.

99.2	Press Release issued by Marlin Business Services Corp. on November 6, 2013 in connection with Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP. (Registrant)

Date: November 6, 2013	/s/ Daniel P. Dyer
Daniel P. Dyer Chief Executive Officer

INDEX TO EXHIBITS

10.1	Amendment 2013-1 to Employment Agreement dated as of November 6, 2013 between Marlin Business Services Corp. and George D. Pelose.

99.1	Press Release issued by Marlin Business Services Corp. on November 6, 2013 in connection with Item 2.02.

99.2	Press Release issued by Marlin Business Services Corp. on November 6, 2013 in connection with Item 5.02.